Exhibit 5.1

Global Ship Lease, Inc.
c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens
Greece, 14561

Our Reference 39226.50000/US/80915290v2

August 16, 2024

RE: Global Ship Lease, Inc.

Ladies and Gentlemen:

We have acted as counsel to Global Ship Lease, Inc. (the “Company”), a Marshall Islands corporation, in connection with (i) the Company’s at-the-market offering (the “Offering”) of its Class A common shares, par value $0.01 per share, having an aggregate offering price of up to $100,000,000 (the “Shares”); (ii) the Equity Distribution Agreement, dated August 16, 2024 (the “Equity Distribution Agreement”), between the Company and Evercore Group L.L.C., as sales agent (the “Agent”), pursuant to which the Company may offer the Shares through the Agent, from time to time; (iii) the Company’s registration statement on Form F-3 (File No. 333-267468), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), which was filed and automatically declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on September 16, 2022 (the “Registration Statement”), a prospectus included therein (the “Base Prospectus”), and a prospectus supplement thereto dated August 16, 2024 with respect to the Offering (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Equity Distribution Agreement; (ii) the Registration Statement; (iii) the Base Prospectus; (iv) the Prospectus Supplement; and (v) such other corporate documents and records of the Company, and such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examinations, we have assumed (i) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents; (ii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies; (iv) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete; and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

This opinion letter is limited to the laws of the Republic of the Marshall Islands and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Shares have been duly authorized by the Company; and

2.	The Shares, when issued, sold and paid for as described in the Prospectus and the Equity Distribution Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Report on Form 6-K of the Company to be filed with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Watson Farley & Williams LLP

Watson Farley & Williams LLP